Anavex Appoints Senior Healthcare and Pharmaceutical Executives to Board of Directors

NEW YORK (May 8, 2014) – Anavex Life Sciences Corp. (“Anavex” or the “Company”) (OTCQB: AVXL), a clinical-stage biopharmaceutical company developing novel drug candidates to treat Alzheimer's disease, other diseases of the central nervous system (CNS) and various types of cancer, today announced the appointment of Bernd Metzner, PhD and Elliot Favus, MD to its board of directors. Dr. Favus and Dr. Metzner join existing directors Christopher U. Missling, PhD and Tom Skarpelos.

"As former Head of Finance of Bayer Schering Pharma AG with corporate CFO responsibility at other large companies, Dr. Metzner has extensive experience from early-stage research to commercialization of innovations. His financial acumen will be invaluable to Anavex as we work to develop novel drugs for the treatment of unmet medical needs in a range of diseases and advance these potential therapies through clinical development," said Christopher U. Missling, PhD, President and Chief Executive Officer of Anavex. "The expertise that Dr. Favus brings to Anavex is exceptionally complementary. His significant insights into successful business models and clinical trial and commercialization strategies, developed through in-depth analysis of healthcare companies, are expected to be extremely beneficial. On behalf of Anavex and the Board of Directors, I welcome both Dr. Favus and Dr. Metzner and look forward to drawing upon their strategic, operational and clinical judgment."

Bernd Metzner, PhD

Bernd Metzner, PhD is currently Chief Financial Officer of the Doehler Group, a global producer and provider of technology-based natural ingredients for the food and beverage industry with sales activities in more than 130 countries. Previously, he was Chief Administration Officer and member of the Board of Management of Bayer Schering Pharma AG, the pharmaceutical division of $100+ billion market cap company Bayer AG. In this position, Dr. Metzner had worldwide financial responsibility for the Bayer Pharma Group. During his almost 10-years with Bayer AG, Dr. Metzner also held several senior international management positions in the corporate finance organization of Bayer AG, including Chief Financial Officer of Bayer S.p.A. Italy and heading the coordination of the successful spin-off of Lanxess, a specialty chemicals group. Dr. Metzner started his career at the law firm Flick Gocke Schaumburg and has a degree in business administration from the University of Siegen. After obtaining his doctorate, he became a chartered accountant.

Elliot Favus, MD

Elliot Favus, MD is Chief Executive Officer of Favus Institutional Research, a healthcare research firm serving institutional investors. He has been a healthcare equity research analyst on Wall Street since 2006, starting at Lazard Capital Markets and subsequently at Och-Ziff Capital Management Group. Prior to working on Wall Street, Dr. Favus was an Instructor in medicine at Mount Sinai School of Medicine in New York. He attended the University of Michigan (BA, 1996), the University of Chicago Pritzker School of Medicine (MD, 2001) and the NYU-Bellevue Hospital Internal Medicine Residency Program (2004). He is board-certified in Internal Medicine (2004) and has 10 years of basic science laboratory experience working on human genetics projects at Harvard Medical School, the University of Chicago and the University of Pittsburgh.

About Anavex Life Sciences Corp.

Anavex Life Sciences Corp. (www.anavex.com) is a clinical-stage biopharmaceutical company engaged in the development of novel drug candidates to treat Alzheimer’s disease, other CNS diseases and various types of cancer. ANAVEX 2-73, an orally available drug candidate developed to treat Alzheimer's disease through potential disease modification, has undergone an initial Phase 1 human clinical trial and was well tolerated in doses up to 55mg. Results from preclinical studies indicate that ANAVEX 2-73 demonstrates anti-amnesic and neuroprotective properties. A highly encouraging synergistic effect has also been observed between ANAVEX 2-73 and donepezil (Aricept®). The combined therapeutic, called ANAVEX PLUS produced up to 80% greater reversal of memory loss in Alzheimer’s disease models versus when the drugs were used individually. Anavex is a publicly traded corporation quoted as AVXL.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks set forth in the Company’s most recent Annual Report on Form 10-K filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Anavex Life Sciences Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

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